SERVICER’S CERTIFICATE

IN ACCORDANCE WITH SECTION 6.09 OF THE POOLING AND SERVICING AGREEMENT DATED AS OF FEBRUARY 28, 1999, WACHOVIA SBA LENDING, INC. * REPORTS THE FOLLOWING INFORMATION PERTAINING TO SERIES 1999-1 FOR THE DECEMBER 10, 2003 DETERMINATION DATE

1.	AVAILABLE FUNDS		$9,281,944.44
2.	(A)	AGGREGATE CLASS A CERTIFICATE
		PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	44,394,519.42
	(B)	AGGREGATE CLASS M CERTIFICATE
		PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	1,362,129.05
	(C)	AGGREGATE CLASS B CERTIFICATE
		PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	1,980,468.83
	(D)	AGGREGATE POOL PRINCIPAL BALANCE
		PRINCIPAL BALANCE AS REPORTED IN THE PRIOR MONTH	47,737,117.30
3.	PRINCIPAL PREPAYMENTS RECEIVED DURING THE DUE PERIOD
	(A)	NUMBER OF ACCOUNTS	4
	(B)	PRINCIPAL BALANCES	183,665.42
4.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY ALL CURTAILMENTS RECEIVED DURING THE DUE PERIOD		5,653.95
5.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY ALL EXCESS AND MONTHLY PAYMENTS IN RESPECT OF PRINCIPAL RECEIVED DURING THE DUE PERIOD		254,332.52
5A.	RECOVERIES ON LIQUIDATED LOANS		5,145.82
6.	AGGREGATE AMOUNT OF INTEREST RECEIVED ON THE UNGUARANTEED INTEREST OF EACH SBA LOAN NET OF THE FTA’S FEE, THE ADDITIONAL FEE AND THE SERVICING FEE ATTRIBUTABLE TO THE UNGUARANTEED INTEREST		332,499.76
7.	(A)	AMOUNT OF MONTHLY ADVANCE	0.00
	(B)	AMOUNT OF COMPENSATING INTEREST PAYMENT	348.88
8.	DELINQUENCY AND FORECLOSURE INFORMATION (SEE EXHIBIT K)

     * f/k/a The Money Store Investment Corporation

Page 1 of 7	Series 199-1

9.	PRODUCT OF THE UNGUARANTEED PERCENTAGE MULTIPLIED BY REALIZED LOSSES ON A LIQUIDATED SBA LOAN				0.00
10.	(A)	CLASS A INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	66,591.90
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING
			REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS A INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	(2,202.13)
	ADJUSTED CLASS A INTEREST DISTRIBUTION AMOUNT				64,389.77
					0.68491012
	(B)	CLASS M INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	2,633.40
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING
			REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS M INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	(87.03)
	ADJUSTED CLASS M INTEREST DISTRIBUTION AMOUNT				2,546.37
					0.88170706
	(C)	CLASS B INTEREST DISTRIBUTION AMOUNT:
		(i)	ACCRUED INTEREST	5,446.20
		(ii)	SHORTFALL, IF ANY, ON A PRECEDING
			REMITTANCE DATE PLUS INTEREST	0.00
		(iii)	CLASS B INTEREST DISTRIBUTION AMOUNT ADJUSTMENT	(180.01)
	ADJUSTED CLASS B INTEREST DISTRIBUTION AMOUNT				5,266.19
					1.25707317
	(D)	CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS
			AND OTHER RECOVERIES OF PRINCIPAL	412,596.26
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED
			INTEREST PURCHASED FOR BREACH OF
			WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF
			LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN
			DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	711,796.30
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS A PRINCIPAL DISTRIBUTION AMOUNT				1,124,392.56
					11.96009616
	(E)	CLASS M PRINCIPAL DISTRIBUTION AMOUNT:
		(i)	UNGUARANTEED PERCENTAGE OF PAYMENTS
			AND OTHER RECOVERIES OF PRINCIPAL	12,688.44
		(ii)	PRINCIPAL PORTION OF THE UNGUARANTEED
			INTEREST PURCHASED FOR BREACH OF
			WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii)	SUBSTITUTION ADJUSTMENTS	0.00
		(iv)	UNGUARANTEED PERCENTAGE OF
			LOSSES THAT WERE LIQUIDATED	0.00
		(v)	UNGUARANTEED PERCENTAGE OF SBA LOAN
			DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	21,889.65
		(vi)	AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii)	RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS M PRINCIPAL DISTRIBUTION AMOUNT				34,578.09
					11.97302285

Page 2 of 7	Series 199-1

	(F)	CLASS B PRINCIPAL DISTRIBUTION AMOUNT:
		(i) UNGUARANTEED PERCENTAGE OF PAYMENTS
		AND OTHER RECOVERIES OF PRINCIPAL	18,367.19
		(ii) PRINCIPAL PORTION OF THE UNGUARANTEED
		INTEREST PURCHASED FOR BREACH OF
		WARRANTY AND RECEIVED BY THE TRUSTEE	0.00
		(iii) SUBSTITUTION ADJUSTMENTS	0.00
		(iv) UNGUARANTEED PERCENTAGE OF
		LOSSES THAT WERE LIQUIDATED	0.00
		(v) UNGUARANTEED PERCENTAGE OF SBA LOAN
		DELINQUENT 24 MONTHS OR UNCOLLECTIBLE	31,686.42
		(vi) AMOUNT RELEASED FROM PRE-FUNDING ACCOUNT	0.00
		(vii) RECALCULATED PRINCIPAL ADJUSTMENT	0.00
	TOTAL CLASS B PRINCIPAL DISTRIBUTION AMOUNT			50,053.61
				11.94811621
11.	(A)	AMOUNT AVAILABLE IN THE SPREAD ACCOUNT IN CASH AND FROM LIQUIDATION OF PERMITTED INSTRUMENTS		2,122,567.93
	(B)	AMOUNT TO BE TRANSFERRED FROM SPREAD ACCOUNT TO CERTIFICATE ACCOUNT PURSUANT TO SECTION 6.02(b)(i)		594,350.12
	(C)	AMOUNT OF LETTER OF CREDIT PAYMENTS		0.00
	(D)	AMOUNT OF PAYMENTS WITH RESPECT TO ALTERNATE CREDIT ENHANCEMENT		0.00
12.	(A)	AGGREGATE CLASS A CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		43,270,126.86
				460.26174169
	(B)	AGGREGATE CLASS M CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		1,327,550.96
				459.67831025
	(C)	AGGREGATE CLASS B CERTIFICATE PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		1,930,415.22
				460.80243538
	(D)	POOL PRINCIPAL BALANCE AFTER DISTRIBUTIONS TO BE MADE ON THE REMITTANCE DATE		46,528,093.04
				460.26748067
13.	(A)	EXCESS SPREAD		77,447.68
	(B)	EXTRA INTEREST		144,921.90
	(C)	SPREAD ACCOUNT BALANCE		2,122,567.93
	(D)	SPECIFIED SPREAD ACCOUNT REQUIREMENT		1,682,852.15
14.	(A)	WEIGHTED AVERAGE MATURITY		181.707
	(B)	WEIGHTED AVERAGE SBA LOAN INTEREST RATE		5.918%

Page 3 of 7	Series 199-1

15.	(A)	SERVICING FEE FOR THE RELATED DUE PERIOD	44,595.48
	(B)	PREMIUM PROTECTION FEE FOR THE RELATED DUE PERIOD	47,438.66
	(C)	AMOUNTS TO BE DEPOSITED TO THE EXPENSE ACCOUNT	2,386.86
16.	AMOUNT OF REIMBURSEMENTS PURSUANT TO:
	(A)	SECTION 5.04 (b)	0.00
	(B)	SECTION 5.04 (c)	0.00
	(C)	SECTION 5.04 (d)(ii)	0.00
	(D)	SECTION 5.04 (e)	0.00
	(E)	SECTION 5.04 (f)	44,651.20
17.	(A)	CLASS A REMITTANCE RATE	1.800%
	(B)	CLASS M REMITTANCE RATE	2.320%
	(C)	CLASS B REMITTANCE RATE	3.300%
18.	(A)	AGGREGATE PRINCIPAL BALANCE OF THE SUBSEQUENT SBA
		LOANS PURCHASED DURING THE PRIOR DUE PERIOD	0.00
	(B)	AMOUNT ON DEPOSIT IN THE PRE-FUNDING ACCOUNT AS OF
		THE END OF SUCH DUE PERIOD	0.00
19.	OTHER INFORMATION AS REQUESTED
	(A)	LETTER OF CREDIT AVAILABLE AMOUNT	6,470,113.18
	(B)	LOC AVAILABLE AMOUNT EXPRESSED AS A PERCENTAGE
		OF POOL PRINCIPAL BALANCE AFTER DISTRIBUTION	13.91%
	(C)	AMOUNT ON DEPOSIT IN SPREAD ACCOUNT AFTER ALL
		REQUIRED TRANSFERS ON SUCH REMITTANCE DATE	1,528,781.97
	(D)	SPREAD ACCOUNT EXCESS DISTRIBUTED TO SPREAD
		ACCOUNT DEPOSITOR PURSUANT TO SECTION 6.02(b) (iii)	0.00

     I, Stephanie Callahan, Assistant Vice President, represent that Wachovia SBA Lending, Inc., complied with section 6.09 of the Pooling and Servicing Agreement dated February 28, 1999 pertaining to Series 1999 — 1 in preparing the accompanying Servicer’s Certificate.

WACHOVIA SBA LENDING, INC

BY:
STEPHANIE CALLAHAN
ASSISTANT VICE PRESIDENT

Page 4 of 7	Series 199-1

EXHIBIT K

DELINQUENCY AND FORECLOSURE INFORMATION
AS OF NOVEMBER 30, 2003

	RANGES	#	GROSS	GROSS	POOL	POOL
	(IN DAYS)	ACCOUNTS	AMOUNT	PCT	AMOUNT	PCT
SERIES 1999-1	1 TO 29	45	17,895,509.18	12.946%	6,242,877.49	13.417%
	30 TO 59	6	1,311,922.43	0.949%	327,980.82	0.705%
	60 TO 89	2	765,070.07	0.553%	191,267.61	0.411%
	90 TO 179	3	1,756,711.30	1.271%	589,736.35	1.267%
	180 TO 719	0	0.00	0.000%	0.00	0.000%
	720 AND OVER	0	0.00	0.000%	0.00	0.000%
	FORECLOSURE	0	0.00	0.000%	0.00	0.000%
	REO PROPERTY	0	0.00	0.000%	0.00	0.000%

	DELINQUENCY TOTALS	56	$21,729,212.98	15.719%	$7,351,862.27	15.800%

	OUTSTANDING	352	$138,227,118.04		$46,528,093.04

	FORECLOSURE/REO
	180 - 719	0	0.00		0.00

Page 5 of 7	Series 199-1

SERIES 1999-1

The following additional information, presented in dollars, pursuant to Section 6.09 subclauses (ii), (iii), (iv), (v), (x) and (xii) is provided for each Class per $1,000 original dollar amount as of the Cut-Off Date.

SUBCLAUSE		CLASS A	CLASS M	CLASS B	POOL
(ii)		472	472	473	472
(iii)		—	—	—	2
(iv)		—	—	—	0
(v)		—	—	—	3
(x)(a, b & c)	(i)	1	1	1	1
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	total	1	1	1	1
(d, e & f)	(i)	4	4	4	4
	(ii)	0	0	0	0
	(iii)	0	0	0	0
	(iv)	0	0	0	0
	(v)	8	8	8	7
	(vi)	0	0	0	0
	(vii)	0	0	0	0
	total	12	12	12	12
(xii)		460	460	461	460

Page 6 of 7	Series 199-1

WACHOVIA SBA LENDING, INC.

WACHOVIA SBA LOAN-BACKED ADJUSTABLE RATE CERTIFICATES

SERIES 1999-1, CLASS A, M & B

EXHIBIT A

1.	In the calculation of Servicing Fee, the Company computes the amount based upon the product of the total interest collected and the ratio of the Servicing Fee rate as specified in the Agreement over the prior month weighted average customer rate.

Page 7 of 7	Series 199-1